AGREEMENT AND PLAN OF MERGER AND REORGANIZATION dated as of October 1, 2000
(the "Agreement") by and among First Irving Strategic Group, Inc., a Florida corporation ("First Irving") and PC Universe Inc., a Florida corporation ("your name").

                                 R E C I T A L S

     The respective Boards of Directors of First Irving and PC Universe deem it desirable and in the best interests of their respective corporations, and of their respective shareholders, subject to, among other things, the approval of the shareholders of First Irving and PC Universe, PC Universe shall merge with and into First Irving; as a result of which the holders of shares of capital stock of PC Universe will, in the aggregate, receive the consideration hereinafter set forth (collectively, the "Merger"). Upon the terms and subject to the conditions of this Agreement, at the Effective Date (as defined in Section 2.3 of this Agreement) in accordance with the merger laws of the state of Florida ("Merger Laws"), PC Universe shall be merged with and into First Irving and the separate existence of PC Universe shall thereupon cease. First Irving shall be the surviving corporation in the Merger and is hereinafter sometimes referred to as the "Surviving Corporation."

     NOW, THEREFORE, in consideration of the terms, conditions, agreements and covenants contained herein, and in reliance upon the representations and warranties contained in this Agreement, the parties hereto agree as follows:

                          I. RECITALS; TRUE AND CORRECT

     The above stated recitals are true and correct and are incorporated into this Agreement.

                                   II. MERGER

     2.1 Merger. In the manner and subject to the terms and conditions set forth herein, PC Universe shall merge with and into First Irving, and First Irving shall be the surviving corporation after the Merger and shall continue to exist as a corporation governed by the laws of Florida.

     2.2 Incorporation and Name Change. Prior to the closing of the merger, First Irving shall change its state of incorporation to Florida and in so doing adopt PC Universe's Articles of Incorporation and Bylaws (the "Reincorporation"). Upon the Closing of the Merger, First Irving shall change its name to PC Universe, Inc. (the "Name Change").

     2.3 Effective Date. If all of the conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived, the Merger shall become effective on the date (the "Effective Date") the Articles of Merger, together with Plans of Merger reflecting the Merger, shall be accepted for filing by the Secretary of State of Florida.

     2.4 Securities of the Corporations. The authorized capital stock of PC Universe is comprised of 100,000,000 shares of Common Stock, (the "PC Universe Stock"), of which 8,550,000 shares are issued and outstanding.

The authorized capital stock of First Irving is comprised of 50,000,000 shares of Common Stock, no par value per share (the "First Irving Stock"), of which 450,000 shares will be issued and outstanding as of the date of closing of the Merger. In addition, First Irving has authorized but unissued 20,000,000 shares of no par value Preferred Stock

There are option agreements with Mr. Williams and Mr. Rill, current management of First Irving, that provide that First Irving, currently and as the surviving corporation, may purchase the shares retained by Mr. Williams and Mr. Rill, equally from each, as follows:

------------------------------------ ----------------------------------- ---------------------------------
               When                           Number of Shares                   Price per Share
------------------------------------ ----------------------------------- ---------------------------------
------------------------------------ ----------------------------------- ---------------------------------
First calendar month after first     225,000                             $1.00
trade on Bulletin Board

------------------------------------ ----------------------------------- ---------------------------------
------------------------------------ ----------------------------------- ---------------------------------
Second calendar month after first    150,000                             $1.50
trade on Bulletin Board

------------------------------------ ----------------------------------- ---------------------------------
------------------------------------ ----------------------------------- ---------------------------------
Third calendar month after first     75,000                              $2.00
trade on Bulletin Board

------------------------------------ ----------------------------------- ---------------------------------

Any shares not purchased within these time periods will be retained by Mr. Williams and Mr. Rill.

PC Universe has issued certain options to two investors, Lambo Investments, Ltd. and JB Brown, Ltd. These options will be exchanged for options of First Irving having the same terms on a one-for-one basis when the merger closes.

The option agreement with Lambo Investments, Ltd. and JB Brown, Ltd. provide they may purchase shares from PC Universe as follows:

------------------------------------ ----------------------------------- ---------------------------------
               When                           Number of Shares                   Price per Share
------------------------------------ ----------------------------------- ---------------------------------
------------------------------------ ----------------------------------- ---------------------------------
First calendar month after first     75,000                              $3.00
trade on Bulletin Board

------------------------------------ ----------------------------------- ---------------------------------
------------------------------------ ----------------------------------- ---------------------------------
Second calendar month after first    50,000                              $4.50
trade on Bulletin Board

------------------------------------ ----------------------------------- ---------------------------------
------------------------------------ ----------------------------------- ---------------------------------
Third calendar month after first     25,000                              $6.00
trade on Bulletin Board

------------------------------------ ----------------------------------- ---------------------------------

First Irving will to register the shares of Mr. Williams and Mr. Rill and those underlying these options on Form SB-2, which will be filed before the effective date of the registration statement.

      2.5 Shares of the Constituent and Surviving Corporations. The manner and basis of converting the shares of PC Universe Stock into shares of First Irving Stock shall be as follows:

At the effective date, by virtue of the Merger and without any action on the part of any holder of any capital stock or options of either First Irving or PC Universe, each share of PC Universe Stock issued and outstanding shall be converted into the right to receive one share of First Irving Stock and each option shall be exchanged for an option of First Irving having the same terms (the "Exchange Ratio").


     2.5 Shares of the Constituent and Surviving Corporations. The manner and basis of converting the shares of PC Universe Stock into shares of First Irving Stock shall be as follows:

At the effective date, by virtue of the Merger and without any action on the part of any holder of any capital stock or options of either First Irving or PC Universe, each share of PC Universe Stock issued and outstanding shall be converted into the right to receive one share of First Irving Stock and each option shall be exchanged for an option of First Irving having the same terms (the "Exchange Ratio").

     2.6 Effect of the Merger. As of the Effective Date, all of the following shall occur:

          (a) The separate existence and corporate organization of PC Universe shall cease (except insofar as it may be continued by statute), First Irving shall exist as a surviving corporation.

          (b) Except as otherwise specifically set forth herein, the corporate identity, existence, purposes, powers, franchises, rights and immunities of First Irving shall continue unaffected and unimpaired by the Merger, and the corporate identity, existence, purposes, powers, franchises and immunities of PC Universe shall be merged with and into First Irving as the surviving corporation, shall be fully vested therewith.

          (c) Neither the rights of creditors nor any liens upon or security interests in the property of PC Universe shall be impaired by the Merger.

          (d) All corporate acts, plans, policies, agreements approvals and authorizations of the shareholders and Board of Directors of PC Universe and of its respective officers, directors and agents, which were valid and effective immediately prior to the Effective Date, shall be the acts, plans, policies, agreements, approvals and authorizations of First Irving and shall be as effective and binding on First Irving as the same were on PC Universe.

          (e) First Irving shall be liable for all of the obligations and liabilities of PC Universe.

          (f) The rights, privileges, goodwill, inchoate rights, franchises and property, real, personal and mixed, and debts due on whatever account and all other things in action belonging to PC Universe, shall be, and they hereby are, bargained, conveyed, granted, confirmed, transferred, assigned and set over to and vested in First Irving, without further act or deed.

          (g) No claim pending at the Effective Date by or against any of PC Universe, or any stockholder, officer or director thereof, shall abate or be discontinued by the Merger, but may be enforced, prosecuted, settled or compromised as if the Merger had not occurred.

          (h) All rights of employees and creditors and all liens upon the property of PC Universe shall be preserved unimpaired, limited in lien to the property affected by such liens at the Effective Date, and all the debts, liabilities and duties of PC Universe shall attach to First Irving and shall be enforceable against First Irving to the same extent as if all such debts, liabilities and duties had been incurred or contracted by PC Universe.

          (i) The Articles of Incorporation of First Irving, as in effect on the Effective Date, shall continue to be the Articles of Incorporation of First Irving without change or amendment.

          (j) The Bylaws of First Irving, as in effect on the Effective Date, shall continue to be the Bylaws of First Irving without change or amendment until such time, if ever, as it is amended thereafter in accordance with the provisions thereof and applicable laws.

          (k) Upon the Effective Date, the Board of Directors of First Irving shall consist of those persons set forth in the registration statement, and the officers of First Irving shall be the officers specified in the registration statement.

     2.7. Merger Fee. PC Universe shall pay First Irving a merger fee of $75,000 for this transaction. It is payable $25,000 upon any agreement, formal or informal, written or oral, to proceed with the transaction, $25,000 when the registration statement is filed and $25,000 immediately prior to the date the registration statement is declared effective.

As First Irving goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of First Irving. If this occurs or if PC Universe cancels the agreement after paying the first installment, all fees previously received by First Irving will be retained.

         III. CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

     PC Universe and First Irving covenant that between the date hereof and the date of the Closing:

     3.1 Access to PC Universe. PC Universe shall (a) give to First Irving and to First Irving's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date (as defined in Section 6.1), to all of the books, contracts, commitments and other records of PC Universe and shall furnish First Irving during such period with all information concerning PC Universe that First Irving may reasonably  request;  and (b)  afford  to First  Irving  and to  First  Irving's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of PC Universe, in order to conduct inspections at First Irving's expense to determine that PC Universe is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of PC Universe are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), First Irving shall make arrangements with PC Universe reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of PC Universe. Any such investigation or inspection by First Irving shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of PC Universe contained herein.

     3.2 Conduct of Business. During the period from the date hereof to the Closing Date, PC Universe shall and shall use reasonable efforts, to the extent such efforts are within PC Universe's control, to cause its business to be operated in the usual and ordinary course of business and in material compliance with the terms of this Agreement.

     3.3 Exclusivity to First Irving. Until either the merger agreement is terminated or the merger closed, PC Universe agrees not to solicit any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business of PC Universe or the shares of capital stock of PC Universe. Any person inquiring as to the availability of the business or shares of capital stock of PC Universe or making an offer therefore shall be told that PC Universe is bound by the provisions of this Agreement. PC Universe as well as its officers, directors, representatives or agents further agree to advise First Irving promptly of any such inquiry or offer.

     3.4 Access to First Irving. First Irving shall (a) give to PC Universe and to PC Universe's counsel, accountants and other representatives reasonable access, during normal business hours, throughout the period prior to the Closing Date, to all of the books, contracts, commitments and other records of First Irving and shall furnish PC Universe during such period with all information concerning First Irving that PC Universe may reasonably request; and (b) afford to PC Universe and to PC Universe's representatives, agents, employees and independent contractors reasonable access, during normal business hours, to the properties of First Irving in order to conduct inspections at PC Universe's expense to determine that First Irving is operating in compliance with all applicable federal, state, local and foreign statutes, rules and regulations, and all material building, fire and zoning laws or regulations and that the assets of First Irving are substantially in the condition and of the capacities represented and warranted in this Agreement; provided, however, that in every instance described in (a) and (b), PC Universe shall make arrangements with First Irving reasonably in advance and shall use its best efforts to avoid interruption and to minimize interference with the normal business and operations of First Irving. Any such investigation or inspection by PC Universe shall not be deemed a waiver of, or otherwise limit, the representations, warranties or covenants of First Irving contained herein.

     3.5 Conduct of Business. During the period from the date hereof to the Closing Date, the business of First Irving shall be operated by First Irving in the usual and ordinary course of such business and in material compliance with the terms of this Agreement.

     3.6 Exclusivity to PC Universe. Until either the merger agreement is terminated or the merger closed, First Irving has agreed not to make any other inquiries, proposals or offers to purchase or otherwise acquire, in a merger transaction or another type of transaction, the business or the shares of capital stock of any other company. Any person inquiring as to the possibility of being acquired by First Irving or making an offer therefore shall be told that First Irving is bound by the provisions of this Agreement. Each of First Irving and its officers, directors, representatives or agents further agree to advise PC Universe promptly of any such inquiry or offer.

     3.7  Stockholder  Approval.

     (a) As promptly as reasonably practicable following the date of this Agreement, First Irving shall take all action reasonably necessary in accordance with the laws of the State of Florida and its Articles of Incorporation and Bylaws to secure written consents for the approval and adoption of the Merger and the Merger Agreement, as well as the Reincorporation and Name Change. The Board of Directors of First Irving shall unanimously recommend that First Irving's shareholders vote to approve and adopt the Merger, this Agreement and any other matters to be submitted to First Irving's shareholders in connection therewith. First Irving shall, subject as aforesaid, use its best efforts to solicit and secure from shareholders of First Irving such approval and adoption.

     (b) As promptly as reasonably practicable following the date of this Agreement, First Irving shall prepare and file with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated by the SEC thereunder a registration statement on Form S-4 (or other form of registration statement as agreed by the parties) (the "registration statement") covering all shares of First Irving Stock issuable as a consequence of the Merger. First Irving may also register shares of existing shareholders for resale on a companion S-1 or SB-2 filing. PC Universe shall cooperate fully with First Irving in the preparation and filing of the Registration Statement and any amendments and supplements thereto, including, without limitation, the furnishing to First Irving of such information regarding PC Universe as shall be required by each of the Securities Act and the Exchange Act and the respective rules and regulations promulgated by the SEC thereunder.

      (d) As promptly as practicable but in no event later than the Effective Date, First Irving shall prepare and forward to a market maker to file with the NASD OTC Bulletin Board ("BB"), an application to have the First Irving Stock listed for trading on BB.


                IV. REPRESENTATIONS AND WARRANTIES OF PC Universe

PC Universe represents and warrants to First Irving as follows, with the knowledge and understanding that First Irving is relying materially upon such representations and warranties:

     4.1 Organization and Standing. PC Universe is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida. PC Universe has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law, except where the failure to qualify (individually or in the aggregate) does not have any material adverse effect on the assets, business or financial condition of PC Universe, and all states in which each is qualified to do business as of the date hereof, are listed in the information in the registration statement concerning PC Universe. The copies of the Articles of Incorporation and Bylaws of PC Universe, as amended to date, delivered to First Irving, are true and complete copies of these documents as now in effect. Except as otherwise set forth in the information in the registration statement concerning PC Universe, PC Universe does not own any interest in any other corporation, business trust or similar entity. The minute book of PC Universe contains accurate records of all meetings of its respective Board of Directors and shareholders since its incorporation.

     4.2 Capitalization. The authorized capital stock of PC Universe, the number of shares of capital stock which are issued and outstanding and par value thereof are as set forth in the Registration Statement. All of such shares of capital stock are duly authorized, validly issued and outstanding, fully paid and nonassessable, and were not issued in violation of the preemptive rights of any person. There are no subscriptions, options, warrants, rights or calls or other commitments or agreements to which PC Universe is a party or by which it is bound, calling for any issuance, transfer, sale or other disposition of any class of securities of PC Universe. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of common stock or any other securities of PC Universe. PC Universe has no subsidiaries.

     4.3 Authority. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by PC Universe in accordance therewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligation of PC Universe, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     4.4 Properties. Except as set forth on the information in the registration statement concerning PC Universe, PC Universe has good title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the Financial Statements (as hereinafter defined), or thereafter acquired. PC Universe has a valid leasehold interest in all material property of which it is the lessee and each such lease is valid, binding and enforceable against PC Universe, as the case may be, and, to the knowledge of PC Universe, the other parties thereto in accordance with its terms. Neither PC Universe nor the other parties thereto are in material default in the performance of any material provisions thereunder. Neither the whole nor any material portion of the assets of PC Universe is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefore, nor, to the knowledge of PC Universe, any such condemnation, expropriation or taking been proposed. None of the assets of PC Universe is subject to any restriction which would prevent continuation of the use currently made thereof or materially adversely affect the value thereof.

     4.5 Contracts Listed; No Default. All contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to present or proposed future operations of PC Universe (except employment or other agreements terminable at will and other agreements which, in the aggregate, are not material to the business, properties or prospects of PC Universe and except governmental licenses, permits, authorizations, approvals and other matters referred to in Section 4.17), which would be required to be listed as exhibits to a Registration Statement on Form S-4 or an Annual Report on Form 10-K if PC Universe were subject to the reporting requirements of the Exchange Act
(individually, the "PC Universe Contract" and collectively, the "PC Universe Contracts"), are listed and described in the information in the registration statement concerning PC Universe. PC Universe is the holder of, or party to, all of the PC Universe Contracts. To the knowledge of PC Universe, the PC Universe Contracts are valid, binding and enforceable by the signatory thereto against the other parties thereto in accordance with their terms. Neither PC Universe nor any signatory thereto is in default or breach of any material provision of the PC Universe Contracts. PC Universe's operation of its business has been, is, and will, between the date hereof and the Closing Date, continue to be, consistent with the material terms and conditions of the PC Universe Contracts.

     4.6 Litigation. Except as disclosed in the information in the registration statement concerning PC Universe, there is no claim, action, proceeding or investigation pending or, to the knowledge of PC Universe, threatened against or affecting PC Universe before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of PC Universe, could have any materially adverse effect on PC Universe. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against PC Universe.

     4.7 Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes or to any benefit plans.

PC Universe has duly filed all Returns required by any law or regulation to be filed by it, except for extensions duly obtained. All such Returns were, when filed, and to the knowledge of PC Universe are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations in all material respects. PC Universe has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

PC Universe is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against PC Universe that has not been paid. There are no Tax liens upon the assets (other than the lien of property taxes not yet due and payable) of PC Universe. There is no valid basis, to the knowledge of PC Universe, except as set forth in the information in the registration statement concerning PC Universe, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to PC Universe by any governmental authority.

     4.8 Compliance with Laws and Regulations. To its knowledge, PC Universe is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions where the business of PC Universe is currently conducted or to which PC Universe is currently subject which has a material impact on PC Universe, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, and all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. PC Universe knows of no assertion by any party that PC Universe is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by PC Universe. To the knowledge of PC Universe, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications to existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of PC Universe.

     4.9 Compliance with Laws.

     (a) To its knowledge, the business, operations, property and assets of PC Universe (and, to the knowledge of PC Universe, the business of any sub-tenant or licensee which is occupying or has occupied any space on any premises of PC Universe and the activities of which could result in any material adverse liability to PC Universe) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (including the 1986 Amendments thereto and the Superfund Amendments and Reauthorization Act) ("CERCLA"), and the Resource
         Conservation and Recovery Act ("RCRA"), as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to PC Universe's knowledge, PC Universe has foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any other law, rule, regulation or common or civil law doctrine.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by PC Universe, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed in the information in the registration statement concerning PC Universe, no suit, action, claim, proceeding, nor investigation, review or inquiry by any court or federal, state, county, municipal or local governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state or local health department (all of the foregoing collectively referred to as "Governmental Entity") concerning any such possible violations by PC Universe is pending or, to the knowledge of PC Universe, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. PC Universe does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding. For purposes of this
         Section 4.9, the term "inquiry" includes, without limitation, all pending regulatory issues (whether before federal, state, local or inter-governmental regulatory authorities) concerning any regulated product, including, without limitation, any diagnostic drugs and products.

     4.10 Information. PC Universe has furnished First Irving all information necessary to prepare the registration statement.

     4.11 Condition of Assets. The equipment, fixtures and other personal property of PC Universe, taken as a whole, is in good operating condition and repair (ordinary wear and tear excepted) for the conduct of the business of PC Universe as is contemplated to be conducted.

     4.12 No Breaches. To its knowledge, the making and performance of this Agreement and the other agreements contemplated hereby by PC Universe will not
(i) conflict with or violate the Articles of Incorporation or the Bylaws of PC Universe; (ii) violate any material laws, ordinances, rules or regulations, or any order, writ, injunction or decree to which PC Universe is a party or by which PC Universe or any of its respective assets, businesses, or operations may be bound or affected; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of PC Universe under, or create any rights of termination, cancellation or acceleration in any person under, any PC Universe Contract.

     4.13 Employees. Except as set forth in the information in the registration statement concerning PC Universe, none of the employees of PC Universe is represented by any labor union or collective bargaining unit and, to the knowledge of PC Universe, no discussions are taking place with respect to such representation.

     4.14 Financial Statements. To its knowledge, the information in the registration statement concerning PC Universe contains, as to PC Universe, certain financial statements (the "Financial Statements"). The Financial Statements present fairly, in all respects, the consolidated financial position and results of operations of PC Universe as of the dates and periods indicated, prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). The Financial Statements, when submitted to First Irving for inclusion in the Registration Statement, will have been prepared in accordance with Regulation S-X of the SEC and, in particular, Rules 1-02 and 3-05 promulgated thereunder. Without limiting the generality of the foregoing,
(i) there is no basis for any assertion against PC Universe as of the date of the Financial Statements of any debt, liability or obligation of any nature not fully reflected or reserved against in the Financial Statements; and (ii) there are no assets of PC Universe as of the date of the Financial Statements, the value of which is overstated in the Financial Statements. Except as disclosed in the Financial Statements, PC Universe has no known contingent liabilities (including liabilities for Taxes), forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments other than in the ordinary course of business. PC Universe is not a party to any contract or agreement for the forward purchase or sale of any foreign currency that is material to PC Universe taken as a whole.

     4.15 Absence of Certain Changes or Events. Except as set forth in the information in the registration statement concerning PC Universe, since the date of the last financial statement included in the registration statement, there has not been:

         (a) Any material adverse change in the financial condition, properties, assets, liabilities or business of PC Universe;

         (b) Any material damage, destruction or loss of any material properties of PC Universe, whether or not covered by insurance;

         (c) Any material change in the manner in which the business of PC Universe has been conducted;

         (d) Any material change in the treatment and protection of trade secrets or other confidential information of PC Universe;

         (e) Any material change in the business or contractual relationship of PC Universe with any customer or supplier which might reasonably be expected to materially and adversely affect the business or prospects of PC Universe;

          (f) Any agreement by PC Universe, whether written or oral, to do any of the foregoing; and

          (g) Any  occurrence not included in paragraphs (a) through (f) of this
              Section 4.16 which has resulted, or which PC Universe has reason to believe, in its reasonable judgment, might be expected to result, in a material adverse change in the business or prospects of PC Universe.

     4.16 Governmental Licenses, Permits, Etc. To its knowledge, PC Universe has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). The information in the registration statement concerning PC Universe includes a list of all Licenses and Permits. All Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

     4.17 Employee Agreements. (a) For purposes of this Agreement, the following definitions apply:

          (1) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulations promulgated thereunder.

          (2) "Multi-employer Plan" means a plan, as defined in ERISA Section 3(37), to which PC Universe contributes or is required to contribute.

          (3) "Employee Plan" means any pension, retirement, profit sharing, deferred compensation, vacation, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in
Section 3(3) of ERISA other than a Multi-employer Plan to which PC Universe contributes, sponsors, maintains or otherwise is bound to with regard to any benefits on behalf of the employees of PC Universe.

          (4) "Employee Pension Plan" means any Employee Plan for the provision of retirement income to employees or which results in the deferral of income by employees extending to the termination of covered employment or beyond as defined in Section 3(2) of ERISA.

          (5) "Employee Welfare Plan" means any Employee Plan other than an Employee Pension Plan.

          (6) "Compensation Arrangement" means any plan or compensation arrangement other than an Employee Plan, whether written or unwritten, which provides to employees of PC Universe, former employees, officers, directors or shareholders of PC Universe any compensation or other benefits, whether deferred or not, in excess of base salary or wages, including, but not limited to, any bonus or incentive plan, stock rights plan, deferred compensation arrangement, life insurance, stock purchase plan, severance pay plan and any other employee fringe benefit plan.

     (b) The information in the registration statement concerning PC Universe lists, all (1) employment agreements and collective bargaining agreements to which PC Universe is a party; (2) Compensation Arrangements of PC Universe; (3) Employee Welfare Plans; (4) Employee Pension Plans; and (5) consulting agreements under which PC Universe has or may have any monetary obligations to employees or consultants of PC Universe or their beneficiaries or legal representatives or under which any such persons may have any rights. PC Universe has previously made available to First Irving true and complete copies of all of the foregoing employment contracts, collective bargaining agreements, Employee Plans and Compensation Arrangements, including descriptions of any unwritten contracts, agreements, Compensation Arrangements or Employee Plans, as amended to date. In addition, with respect to any Employee Plan which continues after the Closing Date, PC Universe has previously delivered or made available to First Irving (1) any related trust agreements, master trust agreements, annuity ontracts or insurance contracts; (2) certified copies of all Board of Directors' resolutions adopting such plans and trust documents and amendments thereto; (3) current investment management agreements; (4) custodial agreements; (5) fiduciary liability insurance policies; (6) indemnification agreements; (7) the most recent determination letter (and underlying application thereof and correspondence and supplemental material related thereto) issued by the Internal Revenue Service with respect to the qualification of each Employee Plan under the provisions of Section 401(a) of the Code;
         (8) copies of all "advisory opinion letters," "private letter rulings," "no action letters," and any similar correspondence (and the underlying applications therefore and correspondence and supplemental material related thereto) that was issued by any governmental or quasigovernmental agency with respect to the last plan year; (9) Annual Reports (Form 5500 Series) and Schedules A and B thereto for the last plan year; (10) all actuarial reports prepared for the last plan year; (11) all certified Financial Statements for the last plan year; and (12 ) all current Summary Plan Descriptions, Summaries of Material Modifications and Summary Annual Reports. All documents delivered by PC Universe to First Irving as photocopies faithfully reproduce the originals thereof, such originals are authentic and were, to the extent execution was required, duly executed.

     (c) Except as otherwise disclosed in the information in the registration statement concerning PC Universe:

          (1) It is not a party to and has, in effect or to become effective after the date of this Agreement, any bonus, cash or deferred compensation, severance, medical, health or hospitalization, pension, profit sharing or thrift, retirement, stock option, employee stock ownership, life or group insurance, death benefit, welfare, incentive, vacation, sick leave, cafeteria, so-called "golden parachute" payment, disability or trust agreement or arrangement.

     4.18 Brokers. PC Universe has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     4.19 Business Locations. PC Universe does not nor does it own or lease any real or personal property in any state except as set forth on the information in the registration statement concerning PC Universe. PC Universe does not have a place of business (including, without limitation, PC Universe's executive offices or place where PC Universe's books and records are kept) except as otherwise set forth on the information in the registration statement concerning PC Universe.

     4.20 Intellectual Property. The information in the registration statement concerning PC Universe lists all of the Intellectual Property (as hereinafter defined) used by PC Universe which constitutes a material patent, trade name, trademark, service mark or application for any of the foregoing. "Intellectual Property" means all of PC Universe's right, title and interest in and to all patents, trade names, assumed names, trademarks, service marks, and proprietary names, copyrights (including any registration and pending applications for any such registration for any of them), together with all the goodwill relating thereto and all other intellectual property of PC Universe. Other than as disclosed in the information in the registration statement concerning PC Universe, PC Universe does not have any licenses granted by or to it or other agreements to which it is a party, relating in whole or in part to any Intellectual Property, whether owned by PC Universe or otherwise. All of the patents, trademark registrations and copyrights listed in the information in the registration statement concerning PC Universe that are owned by PC Universe are valid and in full force and effect. To the knowledge of PC Universe, it is not infringing upon, or otherwise violating, the rights of any third party with respect to any Intellectual Property. No proceedings have been instituted against or claims received by PC Universe, nor to its knowledge are any proceedings threatened alleging any such violation, nor does PC Universe know of any valid basis for any such proceeding or claim. To the knowledge of PC Universe, there is no infringement or other adverse claims against any of the Intellectual Property owned or used by PC Universe. To the knowledge of PC Universe, its use of software does not violate or otherwise infringe the rights of any third party.

    4.21 Warranties. The information in the registration statement concerning PC Universe sets forth a true and complete list of the forms of all express warranties and guaranties made by PC Universe to third parties with respect to any services rendered by PC Universe.

     4.22 Suppliers. Except as set forth in the information in the registration statement concerning PC Universe, PC Universe knows and has no reason to believe that, either as a result of the transactions contemplated hereby or for any other reason (exclusive of expiration of a contract upon the passage of time), any present material supplier of PC Universe will not continue to conduct business with PC Universe after the Closing Date in substantially the same manner as it has conducted business prior thereto.

     4.23 Accounts Receivable. The accounts receivable reflected on the balance sheets included in the Financial Statements, or thereafter acquired by PC Universe, consists, in the aggregate in all material respects, of items which are collectible in the ordinary and usual course of business.

     4.24 Governmental Approvals. To its knowledge, other than as set forth herein, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by PC Universe with, any governmental authority, federal, state or local, is required in connection with PC Universe's execution, delivery and performance of this Agreement.

    4.25 No Omissions or Untrue Statements. None of the information relating to PC Universe supplied or to be supplied in writing by it specifically for inclusion in the Registration Statement, at the respective times that the Registration Statement becomes effective (or any registration statement included therein), the Proxy Statement is first mailed to First Irving's shareholders and the meeting of First Irving's shareholders takes place, as the case may be, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. First Irving shall give notice to PC Universe in advance of the dates of such effectiveness, mailing and meeting sufficient to permit PC Universe to fulfill its obligations under the second sentence of this Section.

     4.26 Information in the Registration Statement concerning PC Universe Complete. PC Universe shall promptly provide to First Irving notice concerning any of the information in the registration statement concerning PC Universe if events occur prior to the Closing Date that would have been required to be disclosed had they existed at the time of executing this Agreement. The information provided to First Irving concerning PC Universe, as supplemented prior to the Closing Date, will contain a true, correct and complete list and description of all items required to be set forth therein. The information provided to First Irving for inclusion in the registration statement concerning PC Universe, as supplemented prior to the Closing Date, is expressly incorporated herein by reference. Notwithstanding the foregoing, any such supplement to the information in the registration statement concerning PC Universe following the date hereof shall not in any way affect First Irving's right not to consummate the transactions contemplated hereby as set forth in
Section 8.2 hereof.

                V. REPRESENTATIONS AND WARRANTIES OF First Irving

     First Irving represents and warrants to PC Universe as follows, with the knowledge and understanding that PC Universe is relying materially on such representations and warranties:

     5.1 Organization and Standing of First Irving. First Irving is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has the corporate power to carry on its business as now conducted and to own its assets and it not required to qualify to transact business as a foreign corporation in any state or other jurisdiction. The copies of the Articles of Incorporation and Bylaws of First Irving, delivered to PC Universe, are true and complete copies of those documents as now in effect. First Irving does not own any capital stock in any other corporation, business trust or similar entity, and is not engaged in a partnership, joint venture or similar arrangement with any person or entity. The minute books of First Irving contain accurate records of all meetings of its incorporator, shareholders and Board of Directors since its date of incorporation.

     5.2 First Irving's Authority. First Irving's Board of Directors has approved and adopted this Agreement and the Merger and has resolved to recommend approval and adoption of this Agreement and the Merger by First Irving's shareholders.

    5.3 Due Execution. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by First Irving in accordance herewith (and assuming due execution and delivery by the other parties hereto), the valid and binding obligations of First Irving, enforceable in accordance with their respective terms, subject to general principles of equity and bankruptcy or other laws relating to or affecting the rights of creditors generally.

     5.4 No Breaches. To its knowledge, the making and performance of this Agreement (including, without limitation, the issuance of the First Irving Stock) by First Irving will not (i) conflict with the Articles of Incorporation or the Bylaws of First Irving; (ii) violate any order, writ, injunction, or decree applicable to First Irving; or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any asset of First Irving under, or create any rights of termination, cancellation or acceleration in any person under, any agreement, arrangement or commitment, or violate any provisions of any laws, ordinances, rules or regulations or any order, writ, injunction or decree to which First Irving is a party or by which First Irving or any of its assets may be bound.

     5.5 Capitalization. All of the outstanding First Irving Stock is duly authorized, validly issued, fully paid and nonassessable, and was not issued in violation of the preemptive rights of any person. The First Irving Stock to be issued upon effectiveness of the Merger, when issued in accordance with the terms of this Agreement shall be duly authorized, validly issued, fully paid and nonassessable. Other than as stated in this Section 5.5, there are no outstanding subscriptions, options, warrants, calls or rights of any kind issued or granted by, or binding upon, First Irving, to purchase or otherwise acquire any shares of capital stock of First Irving, or other equity securities or equity interests of First Irving or any debt securities of First Irving. There are no outstanding securities convertible or exchangeable, actually or contingently, into shares of First Irving Stock or other stock of First Irving.

     5.6 Business. First Irving, since its formation, has engaged in no business other than to seek to serve as a vehicle for the acquisition of an operating business, and, except for this Agreement, is not a party to any contract or agreement for the acquisition of an operating business.

     5.7 Governmental Approval; Consents. To its knowledge, except for the reports required to be filed in the future by First Irving, as a reporting company, under the Exchange Act, and under the Securities Act with respect to the shares of First Irving Stock issuable upon exercise of the First Irving Warrants, the filing of the Registration Statement under the Securities Act, the Proxy Statement under the Exchange Act for the purpose of seeking stockholder approval of the Merger referred to in Section 2.1 and the issuance of the First Irving Stock pursuant to the Merger and the filing of the S-4 Registration Statement (or other form of registration statement as agreed by the parties), no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by First Irving with, any governmental authority, federal, state or local, is required in connection with First Irving's execution, delivery and performance of this Agreement. No consents of any other parties are required to be received by or on the part of First Irving to enable First Irving to enter into and carry out this Agreement.

     5.8 Financial Statements. To its knowledge, the financial statements of First Irving previously furnished to PC Universe (collectively, the "First Irving Financial Statements") present fairly, in all material respects, the financial position of First Irving as of the respective dates and the results of its operations for the periods covered in accordance with GAAP. Without limiting the generality of the foregoing, (i) except as set forth in the First Irving Disclosure Schedule, there is no basis for any assertion against First Irving as of the date of said balance sheets of any material debt, liability or obligation of any nature not fully reflected or reserved against in such balance sheets or in the notes thereto; and (ii) there are no assets of First Irving, the value of which (in the reasonable judgment of First Irving) is materially overstated in said balance sheets. Except as disclosed therein, First Irving has no known material contingent liabilities (including liabilities for taxes), unusual forward or long-term commitments or unrealized or anticipated losses from unfavorable commitments. First Irving is not a party to any contract or agreement for the forward purchase or sale of any foreign currency.

     5.9 Adverse Developments. Except as expressly provided or set forth in, or required by, this Agreement, or as set forth in the First Irving Financial Statements, since the last date of its financial information in the registration statement, there have been no materially adverse changes in the assets, liabilities, properties, operations or financial condition of First Irving, and no event has occurred other than in the ordinary and usual course of business or as set forth in First Irving's Registration statement or in the First Irving Financial Statements which could be reasonably expected to have a materially adverse effect upon First Irving, and First Irving does not know of any development or threatened development of a nature that will, or which could be reasonably expected to, have a materially adverse effect upon First Irving's operations or future prospects.

     5.10 Contracts Listed. All material contracts, agreements, licenses, leases, easements, permits, rights of way, commitments, and understandings, written or oral, connected with or relating in any respect to the present operations of First Irving are, with the exception of this Agreement, described in First Irving's Registration statement.

     5.11; No Default. All of the contracts, agreements, leases, commitments and understandings, written or oral, and any other contract, agreement, lease, commitment or understanding, written or oral, binding upon First Irving referred to in section 5.10 above, are listed in the First Irving Disclosure Schedule (the "First Irving Contracts"). To the knowledge of First Irving, the First Irving Contracts are valid, binding and enforceable by First Irving against the other parties thereto in accordance with their terms. Neither First Irving nor, to the knowledge of First Irving, any of the other parties thereto is in default or breach of any material provision of the First Irving Contracts. First Irving has furnished PC Universe with a true and complete copy of each First Irving Contract, as amended.

     5.12 Taxes. First Irving has duly filed all Returns required by any law or regulation to be filed by it except for extensions duly obtained. All such Returns were, when filed, and to the best of First Irving's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. First Irving has paid or will pay in full or has adequately reserved against all Taxes otherwise assessed against it through the Closing Date, and the assessment of any material amount of additional Taxes in excess of those paid and reported is not reasonably expected.

     First Irving is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and no claim for assessment or collection of any Tax has been asserted against First Irving that has not been paid. There are no Tax liens upon the assets of First Irving (other than the lien of personal property taxes not yet due and payable). There is no valid basis, to the best of First Irving's knowledge, except as set forth in the First Irving Disclosure Schedule, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to First Irving by any governmental authority.

     5.13 Litigation. Except as disclosed in the First Irving Disclosure Schedule, there is no claim, action, proceeding or investigation pending or, to First Irving's knowledge, threatened against or affecting First Irving before or by any court, arbitrator or governmental agency or authority which, in the reasonable judgment of First Irving, could have a materially adverse effect on First Irving. There are no decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against First Irving.

     5.14 Compliance with Laws and Regulations. To its knowledge, First Irving is in compliance, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local) applicable to it in all jurisdictions in which the business of First Irving is currently conducted or to which First Irving is currently subject, which may have a material impact on First Irving, including, without limitation, all applicable civil rights and equal opportunity employment laws and regulations, all state and federal antitrust and fair trade practice laws and the Federal Occupational Health and Safety Act. First Irving does not know of any assertion by any party that First Irving is in violation of any such laws, rules, regulations, orders, restrictions or requirements with respect to its current operations, and no notice in that regard has been received by First Irving. To First Irving's knowledge, there is not presently pending any proceeding, hearing or investigation with respect to the adoption of amendments or modifications of existing laws, rules, regulations, orders, restrictions or requirements which, if adopted, would materially adversely affect the current operations of First Irving.

     5.15 Compliance with Laws. (a) To its knowledge, the business operations, property and assets of First Irving (and to the knowledge of First Irving, the business of any sub-tenant or license which is occupying or has occupied any space on any premises of First Irving and the activities of which could result in any material adverse liability to First Irving) (i) conform with and are in compliance in all material respects with all, and are not in material violation of any applicable federal, state and local laws, rules and regulations, including, but not limited to, CERCLA and RCRA, as well as any other laws, rules or regulations relating to tax, product liability, controlled substances, product registration, environmental protection, hazardous or toxic waste, employment, or occupational safety matters; and (ii) have been conducted and operated in a manner such that, to First Irving's knowledge, First Irving has no foreseeable potential liabilities for environmental clean-up under CERCLA, RCRA or under any law, rule, regulation or common or civil law doctrine.

     (b) To its knowledge, no predecessor-in-title to any real property now or previously owned or operated by First Irving, nor any predecessor operator thereof conducted its business or operated such property in violation of CERCLA and RCRA or any other applicable, federal, state and local laws, rules and regulations relating to environmental protection or hazardous or toxic waste matters.

     (c) Except as disclosed in the First Irving Disclosure Schedule, no suit, action, claim, proceeding nor investigation review or inquiry by any Government Entity (as defined in Section 4.9) concerning any such possible violations by First Irving is pending or, to First Irving's knowledge, threatened, including, but not limited to, matters relating to diagnostic tests and products and product liability, environmental protection, hazardous or toxic waste, controlled substances, employment, occupational safety or tax matters. First Irving does not know of any reasonable basis or ground for any such suit, claim, investigation, inquiry or proceeding.

     5.16 Governmental Licenses, Permits, Etc. To its knowledge, First Irving has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.
5.17 Brokers. First Irving has not made any agreement or taken any action with any person or taken any action which would cause any person to be entitled to any agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     5.18 Employee Plans. Except as listed in First Irving's Registration statement, First Irving has no employees, consultants or agents, and First Irving has no Employee Plans or Compensation Arrangements.


                 VI.  STOCKHOLDER APPROVAL; CLOSING DELIVERIES

     6.1 Stockholder Approval. PC Universe shall submit the Merger and this Agreement to its shareholders for approval and adoption at the Meeting or by written consent as soon as practicable following the date the SEC declares the registration statement effective in accordance with Section 3.7 hereof. Subject to the Merger and this Agreement receiving all approvals of PC Universe and PC Universe shareholders and regulatory approvals and the absence of 99+% or more of the non-affiliated shareholders of PC Universe (i) voting against the Merger; and (ii) requesting redemption of their shares of PC Universe Stock in the manner to be set forth in the Information Statement, and subject to the other provisions of this Agreement, the parties shall hold a closing (the "Closing") no later than the fifth business day (or such later date as the parties hereto may agree) following the later of (a) the date of the Meeting of Shareholders of PC Universe to consider and vote upon the Merger and this Agreement or the receipt of the requisite percentage of written consents or (b) the business day on which the last of the conditions set forth in Articles VII and VIII hereof is fulfilled or waived (such later date, the "Closing Date"), at 10:00 A.M. at the offices of WILLIAMS LAW GROUP, P.A., or at such other time and place as the parties may agree upon.

     6.2 Closing Deliveries of PC Universe. At the Closing, PC Universe shall deliver, or cause to be delivered, to First Irving:

          (a) A certificate dated as of the Closing Date, to the effect that the representations and warranties of PC Universe contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that PC Universe has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by PC Universe on or prior to the Closing Date;

          (b) An opinion of PC Universe's counsel, in form and substance reasonably satisfactory to First Irving, in a form to be mutually agreed to prior to the Closing;

          (c) a certificate, dated as of the Closing Date, certifying as to the Articles of Incorporation and Bylaws of PC Universe, the incumbency and signatures of the officers of each of PC Universe and copies of the directors' and shareholders' resolutions of PC Universe approving and authorizing the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby;

          (d) Such other documents, at the Closing or subsequently, as may be reasonably requested by First Irving as necessary for the implementation and consummation of this Agreement and the transactions contemplated hereby.

     6.3 Closing Deliveries of First Irving. At the Closing, First Irving shall deliver to PC Universe:

          (a) A certificate of First Irving, dated as of the Closing Date, to the effect that the representations and warranties of First Irving contained in this Agreement are true and correct in all material respects and that First Irving has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by First Irving on or prior to the Closing Date;

          (b) A  certificate,  dated as of the  Closing  Date,  executed  by the
              Secretary of First Irving, certifying the Articles of Incorporation, Bylaws, incumbency and signatures of officers of First Irving and copies of First Irving's directors' and shareholders' resolutions approving and authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

          (c) An opinion of First Irving's counsel, WILLIAMS LAW GROUP, P.A., in form and substance reasonably satisfactory to PC Universe, in a form to be mutually agreed to prior to the Closing;

          (d) The written resignations of all officers, and all directors of First Irving.

          (e) Certificates representing the First Irving Stock issuable upon consummation of the Merger;

          (f) The books and records of First Irving; and

          (h) Documentation satisfactory to PC Universe evidencing the fact that the signatories on all relevant bank accounts of First Irving have been changed to signatories designated by PC Universe.

                 VII.  CONDITIONS TO OBLIGATIONS OF PC Universe

     The obligation of PC Universe to consummate the Closing is subject to the following conditions, any of which may be waived by PC Universe in its sole discretion:

     7.1 Compliance by First Irving. First Irving shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by First Irving prior to or on the Closing Date.

     7.2 Accuracy of First Irving's Representations. First Irving's representations and warranties contained in this Agreement (including the First Irving Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     7.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the date of the last financial information in the registration statement in the financial position, results of operations, assets, liabilities or prospects of First Irving, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, liabilities or prospects of First Irving within the reasonable discretion of PC Universe.

     7.4 Documents.  All documents and instruments  delivered by First Irving to
PC  Universe  at  the  Closing  shall  be  in  form  and  substance   reasonably
satisfactory to PC Universe and its counsel.

     7.5 Capitalization. At the Closing Date, First Irving shall have not more than 5 shares of First Irving Stock issued and outstanding.

     7.6   Effectiveness   of  Registration   Statement;   No  Stop  Order.  The
Registration Statement shall be effective under the Securities Act and shall not be subject to a stop order or any threatened stop order.

     7.7 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code.

     7.8  Litigation.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to PC Universe's knowledge, be threatened.

     7.9 Dissenters' Rights. It is a condition to PC Universe's obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of PC Universe's common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of PC Universe's common stock, and, as a consequence more than 10% of the shareholders of PC Universe's become entitled to exercise dissenters' rights, then PC Universe will not be obligated to consummate the merger.


                   VIII.  CONDITIONS TO FIRST IRVING'S OBLIGATIONS

     First Irving's obligation to consummate the closing is subject to the following conditions, any of which may be waived by First Irving in its sole discretion:

     8.1 Compliance by PC Universe. PC Universe shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with prior to or on the Closing Date.

     8.2   Accuracy   of   PC   Universe's   Representations.    PC   Universe's
representations and warranties contained in this Agreement (including the exhibits hereto and the First Irving Disclosure Schedule) or any schedule, certificate or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

     8.3 Material Adverse Change. No material adverse change shall have occurred subsequent to the last date of the financial statement of PC Universe in the registration statement in the financial position, results of operations, assets, liabilities or prospects of PC Universe taken as a whole, nor shall any event or circumstance have occurred which would result in a material adverse change in the business, assets or condition, financial or otherwise, of PC Universe taken as a whole, within reasonable discretion of First Irving.

     8.4  Litigation.   No  litigation   seeking  to  enjoin  the   transactions
contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to First Irving's knowledge, be threatened.

     8.5 Reorganization. The Merger shall qualify as a tax-free reorganization under Section 368 of the Code and there are no material adverse tax consequences to the Merger.

     8.6 Documents. All documents and instruments delivered by PC Universe to First Irving at the Closing shall be in form and substance reasonably satisfactory to First Irving and its counsel.


                              IX.  INDEMNIFICATION

     9.1 By PC Universe. Subject to Section 9.4, PC Universe shall indemnify, defend and hold First Irving, its directors, officers, shareholders, attorneys, agents and affiliates, harmless from and against any and all losses, costs, liabilities, damages, and expenses (including legal and other expenses incident thereto) of every kind, nature and description, including any undisclosed liabilities (collectively, "Losses") that result from or arise out of (i) the breach of any representation or warranty of PC Universe set forth in this Agreement or in any certificate delivered to First Irving pursuant hereto; or
(ii) the breach of any of the covenants of PC Universe contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.2 By First Irving. Subject to Section 9.4, First Irving shall indemnify, defend, and hold PC Universe its directors, officers, shareholders, attorneys, agents and affiliates harmless from and against any and all Losses that arise out of (i) the breach of any representation or warranty of First Irving set forth in this Agreement or in any certificate delivered to PC Universe pursuant hereto; or (ii) the breach of any of the covenants of First Irving contained in or arising out of this Agreement or the transactions contemplated hereby.

     9.3 Claims Procedure. Should any claim covered by Sections 9.1 or 9.2 be asserted against a party entitled to indemnification under this Article (the "Indemnitee"), the Indemnitee shall promptly notify the party obligated to make indemnification (the "Indemnitor"); provided, however, that any delay or failure in notifying the Indemnitor shall not affect the Indemnitor's liability under this Article if such delay or failure was not prejudicial to the Indemnitor. The Indemnitor upon receipt of such notice shall assume the defense thereof with counsel reasonably satisfactory to the Indemnitee and the Indemnitee shall extend reasonable cooperation to the Indemnitor in connection with such defense. No settlement of any such claim shall be made without the consent of the Indemnitor and Indemnitee, such consent not to be unreasonably withheld or delayed, nor shall any such settlement be made by the Indemnitor which does not provide for the absolute, complete and unconditional release of the Indemnitee from such claim. In the event that the Indemnitor shall fail, within a reasonable time, to defend a claim, the Indemnitee shall have the right to assume the defense thereof without prejudice to its rights to indemnification hereunder.

     9.4 Limitations on Liability. Neither PC Universe nor First Irving shall be liable hereunder as a result of any misrepresentation or breach of such party's representations, warranties or covenants contained in this Agreement unless and until the Losses incurred by each, as the case may be, as a result of such misrepresentations or breaches under this Agreement shall exceed, in the aggregate, $200,000 (in which case the party liable therefore shall be liable for the entire amount of such claims, including the first $200,000).

                                X.  TERMINATION

     10.1 Termination  Prior to Closing.

     (a) If the Closing has not occurred by any date as mutually agreed upon by the parties (the "Termination Date"), any of the parties hereto may terminate this Agreement at any time thereafter by giving written notice of termination to the other parties; provided, however, that no party may terminate this Agreement if such party has willfully or materially breached any of the terms and conditions hereof.

     (b) Prior to the Termination Date either party to this Agreement may terminate this Agreement following the insolvency or bankruptcy of the other, or if any one or more of the conditions to Closing set forth in
          Article VI, Article VII or Article VIII shall become incapable of fulfillment and shall not have been waived by the party for whose benefit the condition was established, then either party may terminate this Agreement.

     10.2 Consequences of Termination. Upon termination of this Agreement pursuant to this Article X or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation to the others except as follows: As First Irving goes through the due diligence and filing process, facts and circumstances not known to it when it started the process leading to closing the merger may come to light that make proceeding with the transaction inadvisable in the opinion of First Irving. If this occurs or if PC Universe cancels the agreement after paying the first installment, all fees previously received by First Irving will be retained. No termination of this Agreement, however, whether pursuant to this Article X hereof or under any other express right of termination provided elsewhere in this Agreement, shall operate to release any party from any liability to any other party incurred before the date of such termination or from any liability resulting from any willful misrepresentation made in connection with this Agreement or willful breach hereof.

                           XI.  ADDITIONAL COVENANTS

     11.1 Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

     11.2 Changes in Representations and Warranties of PC Universe. Between the date of this Agreement and the Closing Date, PC Universe shall not, directly or indirectly, except as contemplated in the information in the registration statement concerning PC Universe, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of PC Universe herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. PC Universe shall promptly give written notice to First Irving upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of PC Universe contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

     11.3 Changes in Representations and Warranties of First Irving. Between the date of this Agreement and the Closing Date, First Irving shall not, directly or indirectly, enter into any transaction, take any action, or by inaction permit an event to occur, which would result in any of the representations and warranties of First Irving herein contained not being true and correct at and as of (a) the time immediately following the occurrence of such transaction or event or (b) the Closing Date. First Irving shall promptly give written notice to PC Universe upon becoming aware of (i) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement and (ii) any impending or threatened breach in any material respect of any of the representations and warranties of First Irving contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

                              XII.  MISCELLANEOUS

     12.1 Expenses. First Irving will pay for its counsel and financial consultant and all their costs. PC Universe will pay for your accountants and attorneys and all their costs. PC Universe will be responsible for paying the SEC filing fee, and state filing fees and all costs of converting your documents to they can be filed with the SEC.
 .

     12.2 Survival of Representations, Warranties and Covenants. All statements contained in this Agreement or in any certificate delivered by or on behalf of PC Universe or First Irving pursuant hereto or in connection with the transactions contemplated hereby shall be deemed representations, warranties and covenants by PC Universe or First Irving, as the case may be, hereunder. All representations, warranties and covenants made by PC Universe and by First Irving in this Agreement, or pursuant hereto, shall survive through the Closing Date.

     12.3 Nondisclosure. First Irving will not at any time after the date of this Agreement, without PC Universe' consent, divulge, furnish to or make accessible to anyone (other than to its representatives as part of its due diligence or corporate investigation) any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects (including, without limitation, customers or suppliers) ("Confidential Information") of PC Universe.

PC Universe will not at any time after the date of this Agreement, without First Irving's consent (except as may be required by law), use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation) with respect to First Irving. The undertakings set forth in the preceding two paragraphs of this Section 12.3 shall lapse if the Closing takes place as to First Irving and PC Universe, but shall not lapse as to the officers and directors of First Irving, individually.

     Any information, which (i) at or prior to the time of disclosure by either of PC Universe or First Irving was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by either of PC Universe or First Irving or (iii) was made available to the public from a third party, provided that such third party did not obtain or disseminate such information in breach of any legal obligation to PC Universe or First Irving, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto.

     12.4 Succession and Assignments; Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other party. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. Except as expressly set forth in this Section, there shall be no third party beneficiaries of this Agreement.

     12.5 Notices. All notices, requests, demands or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the addresses specified in writing by each party.

     Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the fifth
(5th) business day following the date deposited with the United States Postal Service, or (iii) twenty-four (24) hours after shipment by such courier service.
12.6 Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Florida without giving effect to the principles of conflicts of law thereof, except to the extent that the Securities Act or the Exchange Act applies to the Registration Statements and the Proxy Statement.

     12.7  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

     12.8 No Implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights, powers and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

     12.9 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written, as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

     12.10 Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meanings of the parties.

     12.11 Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

     12.12 Public Disclosure. From and after the date hereof through the Closing Date, First Irving shall not issue a press release or any other public announcement with respect to the transactions contemplated hereby without the prior consent of PC Universe, which consent shall not be unreasonably withheld or delayed. It is understood by PC Universe that First Irving is required under the Exchange Act to make prompt disclosure of any material transaction.

     THE  PARTIES  TO THIS  AGREEMENT  HAVE  READ THIS  AGREEMENT,  HAVE HAD THE
OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL OF THEIR OWN CHOICE, AND UNDERSTAND EACH OF THE PROVISIONS OF THIS AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

 First Irving Strategic Group, Inc.


By:____________________________



Its:_____________________________


PC Universe, Inc.


By:____________________________



Its:____________________________